Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE
FOR IMMEDIATE RELEASE
Contact:
Mary Ellen Fowler
Senior Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST ANNOUNCES OFFERING OF

$200 MILLION OF EXCHANGEABLE SENIOR NOTES

COLUMBIA, MD March 30, 2010   Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today that its operating partnership, Corporate Office Properties, L.P. (COPLP), has commenced an offering of $200 million aggregate principal amount of exchangeable senior notes due 2030. COPLP intends to grant the initial purchasers a 30-day option to purchase up to an additional $40 million aggregate principal amount of such notes to cover over-allotments, if any.

The notes will be senior unsecured obligations of the operating partnership, COPLP, and will be fully guaranteed on a senior unsecured basis by COPT. The Company expects to use the net proceeds from the sale of the notes for general corporate purposes that may include repaying borrowings under its unsecured revolving credit facility.

The notes will be sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. The notes and the Company’s common shares issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended and applicable state laws. This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.